UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 13, 2009 (January 12, 2009)
Date of Report (Date of earliest event reported)

MidAmerican Energy Holdings Company
(Exact name of registrant as specified in its charter)

Iowa	001-14881	94-2213782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

666 Grand Avenue, Suite 500 Des Moines, Iowa		50309-2580
(Address of principal executive offices)		(Zip code)

515-242-4300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On January 12, 2009, MEHC Investment, Inc. (“MEHC Investment”), a wholly-owned subsidiary of MidAmerican Energy Holdings Company (“MidAmerican”), received $1 billion, plus accrued interest, from Constellation Energy Group, Inc. (“Constellation Energy”) in full satisfaction of the amounts owed under the terms of the 14% Senior Notes issued by Constellation Energy to MEHC Investment on December 17, 2008. The 14% Senior Notes were issued to MEHC Investment pursuant to the conversion provisions of the Constellation Energy 8% Series A Preferred Stock previously owned by MEHC Investment.

In addition, MidAmerican repaid $500 million, plus accrued dividends, on each of January 13, 2009 and December 22, 2008, to affiliates of its parent company, Berkshire Hathaway Inc. (“Berkshire Hathaway”), in full satisfaction of the aggregate principal amount owed pursuant to the $1 billion of 11% mandatory redeemable preferred securities issued by a wholly-owned subsidiary trust of MidAmerican to affiliates of Berkshire Hathaway on September 19, 2008. The 11% mandatory redeemable preferred securities were issued to fund the purchase of $1 billion of Constellation Energy 8% Series A Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDAMERICAN ENERGY HOLDINGS COMPANY
(Registrant)
Date: January 13, 2009
/s/ Douglas L. Anderson
Douglas L. Anderson
Senior Vice President
and General Counsel